CONTACT:

Anita Vazquez
8x8, Inc.
(408) 727-1885
Anita.Vazquez@8x8.com

8x8 ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END 2003 RESULTS

SANTA CLARA, Calif. (May 29, 2003) - 8x8, Inc. (Nasdaq: EGHT) today announced financial results for its fourth quarter and fiscal year ended March 31, 2003.

Total revenues for the fourth quarter of fiscal 2003 were $2.9 million, compared with $2.2 million for the same period of the prior year. The net loss for the quarter, including restructuring charges and other non-cash items, was $3.8 million, or $0.13 per share, compared with a net loss of $3.1 million, or $0.11 per share for the same period last year.

Total revenues for the year ended March 31, 2003 were $11 million, compared with $14.7 million for fiscal 2002. The net loss for fiscal 2003, including restructuring charges and other non-cash items, was $11.4 million, or $0.40 per share, compared with a net loss of $9.1 million, or $0.33 per share for fiscal 2002.

For detailed financial results and other disclosures, see 8x8's Annual Report on Form 10-K for the year ended March 31, 2003 as filed with the Securities and Exchange Commission on May 29, 2003.

About 8x8, Inc.

8x8, Inc. offers the Packet8 broadband telephone service (www.packet.net), consumer videophones, hosted iPBX solutions (through its subsidiary Centile, Inc.), and voice and video semiconductors and related software (through its subsidiary Netergy Microelectronics, Inc.). For more information, visit 8x8's web site at www.8x8.com.

Editors: 8x8 is a trademark of 8x8, Inc.

Financial Tables To Follow

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

                                                Three months ended    Twelve months ended
                                                    March 31,             March 31,
                                               --------------------  --------------------
                                                 2003       2002       2003       2002
                                               ---------  ---------  ---------  ---------
Product revenues............................. $   1,875  $   1,364  $   5,739  $   6,044
License and other revenues...................     1,032        857      5,264      8,647
                                               ---------  ---------  ---------  ---------
          Total revenues.....................     2,907      2,221     11,003     14,691
                                               ---------  ---------  ---------  ---------
Cost of product revenues.....................     1,068        651      2,781      2,626
Cost of license and other revenues...........       624         41      1,509        197
                                               ---------  ---------  ---------  ---------
          Total cost of revenues.............     1,692        692      4,290      2,823
                                               ---------  ---------  ---------  ---------
          Gross profit.......................     1,215      1,529      6,713     11,868
                                               ---------  ---------  ---------  ---------
Operating expenses:
  Research and development...................     1,540      2,705      7,835     12,559
  Selling, general and administrative........     1,383      1,956      7,441      8,560
  Restructuring and other charges............     2,097         --      3,437         --
  Amortization of intangibles................        --        191         --        763
                                               ---------  ---------  ---------  ---------
          Total operating expenses...........     5,020      4,852     18,713     21,882
                                               ---------  ---------  ---------  ---------
Loss from operations.........................    (3,805)    (3,323)   (12,000)   (10,014)
Other income, net............................        27        218        597        145
Provision for income taxes...................        --         15         --         15
                                               ---------  ---------  ---------  ---------
Net loss before extraordinary gain...........    (3,778)    (3,120)   (11,403)    (9,884)
Extraordinary gain on extinguishment
  of debt, net...............................        --         --         --        779
                                               ---------  ---------  ---------  ---------
Net loss..................................... $  (3,778) $  (3,120) $ (11,403) $  (9,105)
                                               =========  =========  =========  =========

Net loss per share before extraordinary gain:
   Basic and diluted......................... $   (0.13) $   (0.11) $   (0.40) $   (0.36)

Net income per share on extraordinary
  gain from extinguishment of debt:
   Basic and diluted......................... $      --  $      --  $      --  $    0.03

Net loss per share after extraordinary gain:
   Basic and diluted......................... $   (0.13) $   (0.11) $   (0.40) $   (0.33)

Weighted average number of shares:
   Basic and diluted.........................    28,460     28,156     28,386     27,271

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

                                                    March 31,
                                               --------------------
                                                 2003       2002
                                               ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................. $   3,371  $  12,422
  Short term investments.....................       208         --
  Accounts receivable, net...................     1,290      1,239
  Inventory..................................       352        733
  Other current assets.......................       595        612
                                               ---------  ---------
          Total current assets...............     5,816     15,006
Property and equipment, net..................       841      2,740
Intangibles and other assets.................        48      1,907
                                               ---------  ---------
                                              $   6,705  $  19,653
                                               =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................... $     652  $     548
  Accrued compensation.......................       847        921
  Accrued warranty...........................       477        478
  Deferred revenue...........................       545      2,421
  Other accrued liabilities..................     1,125        958
  Income taxes payable.......................       226        280
                                               ---------  ---------
          Total current liabilities..........     3,872      5,606
                                               ---------  ---------

Contingently redeemable common stock.........       669        813
                                               ---------  ---------

Total stockholders' equity...................     2,164     13,234
                                               ---------  ---------
                                              $   6,705  $  19,653
                                               =========  =========